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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 25, 1998 on our audits of the consolidated financial statements of The Cheesecake Factory Incorporated and Subsidiaries as of December 30, 1997 and December 29, 1996 and for each of the three years in the period ended December 30, 1997, which report is included in the Company's Annual Report on Form 10-K.

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                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California
March 27, 1998